ADDITIONAL SUBSIDIARY GUARANTOR SUPPLEMENT

     THIS SUPPLEMENT to the Guaranty and Suretyship Agreement dated as of November 18, 1997 made by the Subsidiary Guarantors referred to therein in favor of Mellon Bank, N.A., as Collateral Agent (such Guaranty and Suretyship Agreement, as amended, modified or supplemented, being referred to as the "Subsidiary Guaranty").

                                    Recitals:

     A. Capitalized terms used herein and not otherwise defined shall have the meanings given them in, or by reference in, the Subsidiary Guaranty.

     B. The Subsidiary Guaranty contemplates that a Person may become party to the Subsidiary Guaranty as an additional Subsidiary Guarantor. The Person executing this Supplement as Subsidiary Guarantor below (the "Additional Subsidiary Guarantor") desires to become party to the Subsidiary Guaranty as a Subsidiary Guarantor.

     NOW, THEREFORE, the Additional Subsidiary Guarantor , intending to be legally bound hereby, represents, warrants and covenants to the Secured Parties and the Loan Parties as follows:

     Section 1. Joinder.

     (a) The Additional Subsidiary Guarantor hereby becomes party to the Subsidiary Guaranty as a Subsidiary Guarantor thereunder, and agrees that it shall be subject to and bound by all of the provisions thereof.

     (b) Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor acknowledges and agrees that the provisions of the Collateral Agency Agreement are supplemental to the provisions of the Subsidiary Guaranty, as provided in the Collateral Agency Agreement. The Additional Subsidiary Guarantor consents and agrees to the terms of the Collateral Agency Agreement, and acknowledges and agrees that, by becoming party to the Subsidiary Guaranty, the Additional Subsidiary Guarantor is and shall be party to the Collateral Agency Agreement and shall be subject to and bound by all of the provisions of the Collateral Agency Agreement. The Additional Subsidiary Guarantor acknowledges receipt of a copy of the Collateral Agency Agreement.

     Section 2. Warranties, etc. The Additional Subsidiary Guarantor hereby represents and warrants to each Secured Party that each of the representations and warranties set forth in Article III of the Subsidiary Guaranty is true and correct, insofar as such provisions relate to the Additional Subsidiary Guarantor or any Subsidiary of the Additional Subsidiary Guarantor, after giving effect to this Supplement.

     Section 3. Governing Law. This Supplement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

     Section 4. Execution in Counterparts. This Supplement may be executed by the Additional Subsidiary Guarantor in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same agreement.

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     IN WITNESS WHEREOF,  the Additional  Subsidiary Guarantor has duly executed this Supplement.


                                 GREENFIELD INDUSTRIES, INC.
                                 as Subsidiary Guarantor



                                 By/s/James E. Morrison
                                 -------------------------------
                                 Name:   James E. Morrison
                                 Title:  Vice President and Assistant Treasurer

                                 Address:  State Route 981 South
                                           P. O. Box 231
                                           Latrobe, Pennsylvania  15650



                                 Attn:     James E. Morrison

                                 Telephone:  412-539-5180
                                 Facsimile:  412-539-4668
                                 Telex:
                                 (Answerback:                )

                                 Date:  November 18, 1997